UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  August 5, 2019

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On or about August 14, 2019, DPW Holdings, Inc., a Delaware corporation (the “Company”), will file its quarterly report on Form 10-Q for the period ended June 30, 2019 announcing its results of operations and financial condition therefor.  The Company anticipates that a significant change in results of operations from the corresponding period for the last fiscal year will be reflected in the Form 10-Q to be filed for the period ended June 30, 2019.

The Company’s revenue increased to approximately $12.7 million for the six-month period ended June 30, 2019, representing an increase of $0.1 million compared to approximately $12.6 million for the six-month period ended June 30, 2018. The registrant’s net loss decreased to approximately $10.2 for the period ended June 30, 2019, representing a decrease of $2.9 million compared to approximately $13.1 million for the period ended June 30, 2018. The Company expects that its revenues for fiscal 2019 would be approximately $35 million, excluding acquisitions made before December 31, 2019.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

On July 23, 2019, pursuant to the authorization provided by the Company’s stockholders at the reconvened 2019 Annual Meeting of Stockholders on July 19, 2019 (the “Meeting”), the Company’s Board of Directors approved an amendment to the Company’s Certificate of Incorporation (the “COI Amendment”) to effectuate a reverse stock split of the Company’s Class A common stock, $0.001 par value (“Common Stock”) affecting the issued and outstanding number of such shares by a ratio of one-for-forty (the “Reverse Stock Split”).

The Company filed the COI Amendment to its Certificate of Incorporation with the State of Delaware effectuating the Reverse Stock Split on July 29, 2019. The Certificate became effective in the State of Delaware on August 5, 2019.

Beginning with the opening of trading on August 6, 2019, the Common Stock will trade on the NYSE American on a split-adjusted basis under a new CUSIP number 26140E 600. As a result of the Reverse Stock Split, each forty (40) shares of Common Stock issued and outstanding prior to the Reverse Stock Split has been converted into one (1) share of Common Stock, with no change in authorized shares or par value per share, and the number of shares of Common Stock outstanding was reduced from approximately 42,621,478 to approximately 1,065,537. All options, warrants, and any other similar instruments, convertible into, or exchangeable or exercisable for, shares of Common Stock have been proportionally adjusted. The effect of the Reverse Stock Split will be to combine each 40 shares of outstanding Common Stock into one new share, with no change in authorized shares or par value per share.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the COI Amendment, which is attached hereto as Exhibit 3.1, and incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On July 25, 2019, the Company issued a press release announcing the results of the Meeting and the one-for-forty Reverse Stock Split, a copy of which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 9.01	EXHIBITS AND FINANCIAL STATEMENTS.

(d)           Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on July 29, 2019.
99.1	Press Release dated July 25, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: August 5, 2019	/s/ Henry Nisser
Henry Nisser Executive Vice President and General Counsel